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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         SIGMATRON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          SIGMATRON INTERNATIONAL, INC.
                               2201 LANDMEIER ROAD
                           ELK GROVE VILLAGE, IL 60007

                                                                 August 15, 2007

Notice of Annual Stockholders Meeting:

     You are hereby notified that the 2007 Annual Meeting of Stockholders of SigmaTron International, Inc. (the "Company") will be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Friday, September 21, 2007, for the following purposes:

          1. To elect two Class II directors to hold office until the 2010 Annual Meeting.

          2. To consider a proposal to ratify the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending April 30, 2008.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 27, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and/or adjournments thereof.

     You are urged to attend the Annual Meeting in person. Whether or not you expect to be present in person at the Annual Meeting, please mark, date, sign and return the enclosed proxy in the envelope provided.

                                        By Order of the Board of Directors

                                        /s/ LINDA K. BLAKE

                                        LINDA K. BLAKE
                                        Secretary

                          SIGMATRON INTERNATIONAL, INC.
                               2201 LANDMEIER ROAD
                           ELK GROVE VILLAGE, IL 60007

                       2007 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 21, 2007

                                 PROXY STATEMENT

                                     GENERAL

     This Proxy Statement and the accompanying proxy are furnished to stockholders of SigmaTron International, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2007 Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois, 60007 at 10:00 a.m. local time, on Friday, September 21, 2007, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended April 30, 2007 are being mailed to stockholders on or about August 15, 2007.

     Stockholders of record at the close of business on July 27, 2007 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 3,794,956 shares of common stock, par value $.01 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

     If you are a stockholder of record (that is, if you hold your shares in certificate form registered in your name on the books of the Company's transfer agent, American Stock Transfer and Trust Company, as of the close of business on July 27, 2007), and attend the Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in "street name" (not certificate form) (a) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares or (b) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares in order to be able to vote at the Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present and entitled to vote with respect to that matter.

     Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is indicated, such proxies will be voted FOR the election of the nominees named under the caption "Election of Directors" as set forth therein as a director of the Company, and FOR the ratification of the selection of BDO Seidman, LLP as the Company's independent auditors. If a quorum is present at the Meeting, directors will be elected by a plurality of the votes cast. The ratification of the selection of auditors requires an affirmative vote by holders of a majority of the shares present at the Meeting in person or by proxy and entitled to vote. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy.

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

     The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of July 13, 2007.

                       HOLDINGS OF STOCKHOLDERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of July 13, 2007 by (i) each director of the Company and each nominee, (ii) each executive officer of the Company, (iii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, and (iv) all directors and executive officers as a group. The address of directors and executive officers is c/o SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois 60007.

                              BENEFICIAL OWNERSHIP


                                                                NUMBER OF
NAME                                                            SHARES(1)   PERCENT
----                                                            ---------   -------


BENEFICIAL OWNERS OF AT LEAST 5% OF THE OUTSTANDING CAPITAL
  STOCK
Cyrus Tang Foundation(2)......................................   397,063      10.5%
  8960 Spanish Ridge Ave.
  Las Vegas, NV 89148
Royce & Associates, LLC(9)....................................   383,500      10.1%
  1414 Avenue of the Americas
  New York, NY 10019
Fidelity Low-Price Stock Fund(3)..............................   371,880       9.8%
  82 Devonshire St.
  Boston, MA 02109
Tang Foundation for the Research of Traditional Chinese
  Medicine(2).................................................   252,099       6.6%
  8960 Spanish Ridge Ave.
  Las Vegas, NV 89148
Zeff Holding Company, LLC(10).................................   210,338       5.5%
  50 California St., Ste. 1500
  San Francisco, CA 94111
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Gary R. Fairhead(4)...........................................   108,203       2.8%
Gregory A. Fairhead(4)........................................    68,307       1.8%
John P. Sheehan(4)............................................    51,566       1.3%
Linda K. Blake(4).............................................    37,468       1.0%
Daniel P. Camp(4).............................................    49,500       1.3%
Raj B. Upadhyaya(4)...........................................    22,500          *
John P. Chen(5)...............................................    10,200          *
Thomas W. Rieck(5)(6)(7)......................................    14,099          *
Franklin D. Sove(5)...........................................    11,000          *
Carl A. Zemenick(5)...........................................    10,000          *
Dilip S. Vyas(5)..............................................    10,000          *
All directors and executive officers as a group(8)............   392,843       9.6%


--------

     *  Less than 1 percent.

    (1) Unless otherwise indicated in the footnotes to this table, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table. As of July 13, 2007, 3,794,956 shares were outstanding, not including certain options held by various directors and officers as noted in subsequent footnotes. This table is based on information supplied by the Company's officers, directors and principal stockholders and by Schedules 13D and 13G filed with the Securities and Exchange Commission.

    (2) The Tang Foundation and Tang Foundation for the Research of Traditional Chinese Medicine are not-for-profit foundations. The entities, whose combined ownership represents in excess of 17% of the outstanding Common Stock, is controlled by Cyrus Tang.

    (3) Number of shares owned by Fidelity Low-Price Stock Fund at December 31, 2006 as reported by FMR Corp. on Schedule 13G on February 14, 2007.

    (4) The number of shares includes 30,000, 56,650, 37,068, 49,500 and 22,500 shares issuable upon the exercise of stock options granted to Gary R. Fairhead, Gregory A. Fairhead, Linda K. Blake, Daniel P. Camp and Raj B. Upadhyaya, respectively. Said options are deemed exercised solely for purposes of showing total shares owned by such employees, respectively.

    (5) Includes 10,000 shares issuable upon the exercise of director stock options granted on September 2004 and September 2005. Said options are deemed exercised solely for purposes of showing total shares by such non-employee director.

    (6) Includes 4,099 shares issuable upon the exercise of director stock options granted in December 2001. Said options are deemed exercised solely for purposes of showing total shares owned by such non-employee directors.

    (7) In addition to the number of shares set forth on the Beneficial Ownership table, Mr. Rieck is also one of three trustees of Rieck and Crotty, P.C.'s profit sharing plan, which owns 4,000 shares of the Company's Common Stock as of July 13, 2007. Mr. Rieck abstains from all voting and investment decisions with respect to such shares.

    (8) For purposes of calculating the total number of shares for all directors and executive officers as a group, 91,460 of shares and 301,383 options are deemed exercised.

    (9) Number of shares owned by Royce & Associates LLC, at December 31, 2006, as reported on Schedule 13G on January 25, 2007.

   (10) Number of shares owned by Zeff Holding Company LLC, at December 31, 2005, as reported on Schedule 13G on February 3, 2006.

             SECTION 16A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to report to stockholders those directors, officers and beneficial owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to file timely reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act. Based solely upon a review of copies of such reports furnished to the Company, the Company believes that all persons subject to the reporting requirements of Section 16(a) of the Exchange Act timely filed all necessary reports during the fiscal year ended April 30, 2007.

                            I.  ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes of directors, each serving overlapping three-year terms. The term of Class I director (Mr. Rieck) expires in 2009; the terms of Class II directors (Messrs. Chen and Zemenick) expire in 2007; and the terms of Class III directors (Messrs. Fairhead, Sove and Vyas) expire in 2008. All directors of each class will hold their positions until the annual meeting of stockholders in the year indicated above, at which time the terms of the directors in such class expire, or until their respective successors are elected and qualify, subject in all cases to any such director's earlier death, resignation or removal.

     William L. McClelland did not stand for reelection when his term as a Class I director expired at the 2006 Annual Meeting of Stockholders. The Board of Directors did not fill the vacancy left by the departure of Mr. McClelland. The Board of Directors decided to reduce the number of directors from seven members to six members and to re-designate as of the 2008 Annual Meeting of Stockholders one of the Class III directors as a Class I director. Upon redesignation as a Class I director in 2008, that director will hold office until the expiration of the term of the current Class I director at the 2009 Annual Meeting of Stockholders.

            NOMINEES FOR ELECTION AS CLASS II DIRECTOR AT THE MEETING

     If a quorum is present at the Meeting, two Class II directors will be elected by a plurality of the stockholder votes cast at the Meeting, each director to serve until the 2010 annual meeting of stockholders or until his successor shall be elected and qualified, subject to his earlier death, resignation or removal. Abstentions and Broker Non-Votes will have no effect on the vote. Shares represented by executed proxies will be voted, if the authority to do so is not withheld, for the election of the nominees named below. The stockholders do not have cumulative voting rights with respect to the election of directors. The following persons have been nominated:


                                                                            DIRECTOR OF
                                                                              COMPANY
NAME                        AGE                                                SINCE
----                        ---                                             -----------


John P. Chen.............    53   President SKD Automotive Group from           1994
  Class II                        January 2006 to present, a tier one
                                  automotive supplier.  Chief Financial
                                  Officer from 1994 to 2005 of National
                                  Material L.P., a steel processing,
                                  stamping and distribution company.
Carl A. Zemenick.........    62   President and CEO from June 1990 until        2001
  Class II                        his retirement in June 2005 of GF
                                  Office Furniture, Ltd. LP, a furniture
                                  manufacturer.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES NAMED ABOVE.

     The Board of Directors knows of no reason why the foregoing nominees will be unavailable or will decline to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. THE ENCLOSED PROXY CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN TWO, THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.


                                  DIRECTORS WHOSE TERMS EXTEND BEYOND THE
                                                  MEETING
                                    PRINCIPAL OCCUPATION(S) DURING PAST     DIRECTOR OF
                                                 FIVE YEARS                   COMPANY
NAME                        AGE        AND OTHER PUBLIC DIRECTORSHIPS          SINCE
----                        ---   ---------------------------------------   -----------


Thomas W. Rieck..........    62   Attorney and President of Rieck and           1994
  Class I                         Crotty, P.C.
Gary R. Fairhead.........    55   President and Chief Executive Officer.        1994
  Class III                       Gary R. Fairhead has been President of
                                  the Company since 1990.  Gary R.
                                  Fairhead and Gregory A. Fairhead, the
                                  Executive Vice President and Assistant
                                  Secretary of the Company, are brothers.
                                  Mr. Fairhead serves as a director of
                                  Blockshield Corporation plc beginning
                                  in December 2004.
Franklin D. Sove.........    73   Mr. Sove was Vice President of Tang           1994
  Class III                       Industries, Inc., a privately held
                                  company that manufactures and
                                  distributes industrial products, until
                                  his retirement in December 2002.
Dilip S. Vyas............    59   Mr. Vyas has been self-employed since         1994
  Class III                       December 2004 and from June 2004 to
                                  November 2004 was President of Wave
                                  Zero Manufacturing LLC, a manufacturer
                                  of shielding devices for components
                                  used in the electronic industry.


                II.  PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors will recommend at the Annual Meeting that the stockholders ratify the appointment of the firm of BDO Seidman, LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Annual Meeting, have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions. BDO Seidman, LLP was recommended by the Audit Committee and the Board of Directors for the fiscal year 2007. In March 2006 the Board of Directors dismissed

Grant Thornton LLP and engaged BDO Seidman, LLP as the Company's auditors. The principal accountant's report on the financial statements was unqualified for fiscal year 2006 and 2007.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2008.

     In connection with the audits for the years ended April 30, 2007 and 2006, the Company has had no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make reference thereto in its report on the consolidated financial statements for 2007 and 2006.

     The ratification of the selection of auditors requires an affirmative vote by holders of a majority of the shares present at the Meeting in person or by proxy and entitled to vote. Abstentions and Broker Non-Votes will have the same effect as negative votes.

                   FISCAL 2007 AND 2006 AUDIT FIRM FEE SUMMARY

     During the first three quarters of fiscal 2006, the Company retained its auditor, Grant Thornton LLP, to provide services. BDO Seidman LLP provided services during the fourth quarter of fiscal 2006 and completed the audit for fiscal year 2006 and 2007. The following amounts were charged by Grant Thornton LLP for services provided in fiscal years 2006 and by BDO Seidman, LLP for services provided in fiscal years 2006 and 2007.


                                                   2007                  2006
                                           -------------------   -------------------
                                              BDO       GRANT       BDO       GRANT
                                           SEIDMAN,   THORNTON   SEIDMAN,   THORNTON
                                              LLP        LLP        LLP        LLP
                                           --------   --------   --------   --------


Audit Fees (a)...........................  $134,000    $    --    $90,000   $162,280
Audit-Related Fees (b)...................     7,500     16,798         --     73,961
Tax Fees (c).............................    37,638     39,606     23,255    154,360
All Other Fees (d).......................    48,380     69,662         --     48,872


     (a) Fees for audit services billed in 2007 and 2006 consisted of:

          - Audit of the Company's annual financial statements

          - Reviews of the Company's quarterly financial statements

          - Statutory and regulatory audits, consents and other services related to Securities and Exchange Commission matters

     (b) Fees for audit-related services consisted primarily of services for Employee 401(k) Retirement Plan and acquisitions.

     (c) Fees for tax services billed in 2007 and 2006 consisted of tax compliance and tax planning and advice. Fees for tax compliance services totaled $77,244 and $177,615 in 2007 and 2006, respectively. Tax compliance services consisted of:

          - Federal, state and local income tax return preparation

          - Assistance with tax return filings and compliance in certain foreign jurisdictions

          - Assistance with tax audits and amended tax returns

     (d) All other fees are general fees, change in accounting firm transition fees, fees for expatriate compliance and transfer pricing studies.

     (e) As described in Audit Committee Charter, it is the Audit Committee's policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by the independent auditors.

CORPORATE GOVERNANCE

     Our Board of Directors determined that each of Messrs. Chen, Rieck, Sove, Vyas and Zemenick are independent under the rules of the Nasdaq Stock Market, Inc. As a result, our Board currently has a majority of independent directors under the rules of the Nasdaq Stock Market, Inc. Our Board of Directors has determined that our independent directors shall have regularly scheduled meetings at which only the independent directors are present. Generally, the independent directors meet quarterly.

DIRECTOR COMMITTEES; BOARD MEETINGS

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee Charter, Compensation Committee Charter and the Nominating Committee Charter are available on the Company's website at www.sigmatronintl.com. The Company believes that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current listing standards of the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission's rules and regulations.

     The functions of the Audit Committee include: (1) selection, evaluation and, where appropriate, replacement of the Company's independent accountants;
(2) pre-approval of audit and permitted non-audit services to be performed by the independent accountants; (3) review of the scope of the audit; (4) reviewing, with the independent accountants, the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company; (5) reviewing the final report of the independent accountants; (6) reviewing accounting controls; and (7) being available to the independent accountants and management for consultation purposes. The Audit Committee is comprised of three members: Messrs. Rieck, Sove (Chairman) and Vyas. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the Nasdaq Stock Market, Inc. listing standards and the rules of the Securities and Exchange Commission. Mr. Rieck has been determined to be an Audit Committee financial expert as defined in Item 401 of Regulation S-K promulgated under the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee. The report of the Audit Committee to the Stockholders is included in this Proxy Statement under the heading "Report of the Audit Committee."

     The functions of the Compensation Committee are to review and recommend to the Board of Directors annual salaries and bonuses for all executive officers of the Company, to review and recommend to the Board of Directors compensation for the Directors, to review and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and to administer the Company's stock option plans. Messrs. Chen, Rieck (Chairman), and Zemenick are members of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent under the listing standards of the Nasdaq Stock Market, Inc.

     The functions of the Nominating Committee are to (1) review and recommend to the Board of Directors the size and composition of the Board and a slate of nominees for each election of members to the Board of Directors; (2) review and recommend changes to the number, classification, and term of directors; (3) identify and recommend to the Board candidates to fill appointments to Board committees; (4) develop, assess and make recommendations to the Board concerning appropriate corporate governance policies; (5) to identify and recommend to the Board candidates to fill a vacancy in the offices of President and Chief Executive; and (6) to review nominations by stockholders with regard to the nomination process and to establish the procedures by which stockholder candidates will be considered. The members of the Nominating Committee are Messrs. Chen (Chairman), Vyas and Zemenick. The current Board of Directors has determined that each of the members of the Nominating Committee is independent under the Nasdaq Stock Market, Inc. listing standards.

     In evaluating and determing whether to recommend a person as a candidate for election as a director, the Nominating Committee's criteria reflects the requirements of the recently adopted Nasdaq rules with respect to independence as well as the following factors: the needs of the Company with respect to the particular talents and experience of its directors; personal and professional integrity of the candidate; the level of education and/or business experience of the candidate; broad-based business acumen of the candidate; the candidate's level of understanding of the Company's business and the electronic manufacturing services industry; the candidate's abilities for strategic thinking and willingness to share ideas; and the Board of Directors' need for diversity of experiences, expertise and background. The Committee will use these criteria to evaluate all potential nominees.

     The Nominating Committee will consider proposed nominees whose names are submitted to it by stockholders. The Nominating Committee has not adopted a formal process for that purpose because it believes that the

Committee's process for considering information has been and remains adequate. Historically, stockholders have not proposed any nominees. The Nominating Committee intends to review periodically whether a formal process should be adopted. To be considered, all stockholder nominations must comply with the notice provisions of the Company's by-laws, which generally require that such notice be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to a regularly scheduled annual meeting of stockholders, or within 10 days after receipt of notice of an annual meeting of stockholders if the date of such meeting has not been publicly disclosed within 70 days prior to the meeting date.

     The Board of Directors held eight meetings either in person or by telephone conference during the fiscal year ended April 30, 2007. The Compensation Committee held five meetings in person or by telephone conference and the Audit Committee held eight meetings in person or by telephone conference during fiscal 2007. The Nominating Committee held one meeting during fiscal 2007. All directors attended at least 75% of the meetings of the board and each of the committees of which they were members. The Company has a policy of encouraging all directors to attend the annual meeting of stockholders. All directors attended the Company's 2006 annual meeting of stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders can contact the Board of Directors or any of the individual directors by contacting: Franklin D. Sove, Chairman of the Board, by regular mail at 2201 Landmeier Road, Elk Grove Village, IL 60007. Inquiries will be reviewed, sorted and summarized by the Chairman of the Board before they will be forwarded to the Board or to an individual director.

COMPENSATION OF DIRECTORS

     The Company pays non-employee directors $2,000 per month. Directors who serve on the Audit Committee are paid an additional $1,250 per month. Directors who serve on the Compensation Committee or the Nominating Committee are paid an additional $250 per month per committee. In addition, under the 2000 Directors' Stock Option Plan, non-employee directors received a grant of options to acquire 7,500 shares of Common Stock at each of the September 2000, December 2001 and September 2002 annual stockholders' meetings. Such options are exercisable for ten years from the respective date of grant at a price based on the price of the Common Stock on the respective grant dates. In addition, under the 2004 Directors' Stock Option Plan, non-employee directors received a grant of options to acquire 5,000 shares of Common Stock at the September 2004 and September 2005 annual stockholders' meeting. Such options are exercisable for ten years from the respective date of grant at a price based on the price of the Common Stock on the respective grant dates.

                           SUMMARY COMPENSATION TABLE

     The individuals listed in the following table are referred to as our "Named Executive Officers" throughout this proxy statement. The following table sets forth a summary of all compensation paid by the Company for its fiscal years ended April 30, 2007, 2006 and 2005 to the Company's Named Executive Officers:


                                          ANNUAL
                                       COMPENSATION       LONG-TERM
                                    -----------------   COMPENSATION     ALL OTHER
                                     SALARY    BONUS      AWARDS(4)    COMPENSATION         TOTAL
NAME AND PRINCIPAL POSITION           ($)       ($)      OPTIONS($)       (5)($)      COMPENSATION ($)
---------------------------         -------   -------   ------------   ------------   ----------------


Gary R. Fairhead...........  2007   185,813         0         0            2,400           188,213
  President and Chief        2006   179,175         0         0            2,400           181,575
  Executive Officer          2005   173,000   160,000(3)      0            2,350           335,350
Gregory A. Fairhead........  2007   177,534    40,000(1)      0            2,400           219,934
  Executive Vice President,  2006   171,200    40,000(2)      0            2,400           213,600
  Operations and Assistant   2005   163,770   145,000(3)      0            2,350           311,120
  Secretary
Linda K. Blake.............  2007   130,310    30,000(1)      0            2,400           162,710
  Chief Financial Officer,   2006   125,185         0         0            2,400           127,585
  Vice President Finance,    2005   121,330   110,000(3)      0            2,350           233,680
  Treasurer and Secretary
Daniel P. Camp.............  2007   151,006    30,000(1)      0            2,400           183,406
  Vice President and         2006   145,729    20,000(2)      0            2,400           168,129
  General
  Manager, China Operations  2005   140,600   110,000(3)      0            2,350           252,950
Raj B. Upadhyaya...........  2007   175,318    81,812(1)(6)   0            2,400           259,530
  Executive Vice President,  2006   152,828   163,897(2)(6)   0            2,400           319,125
  Hayward and Tijuana        2005   135,913    95,677(3)(6)   0            1,564           233,154
  Operations


--------

   (1) Represents bonus earned in fiscal 2007 and paid in fiscal 2008.

   (2) Represents bonus earned in fiscal 2006 and paid in fiscal 2007.

   (3) Represents bonus earned in fiscal 2005 and paid in fiscal 2005 and 2004.

   (4) In fiscal 2006 30,000, 27,500, 25,000, 25,000, and 22,500 stock options were granted to Gary R. Fairhead, Gregory A. Fairhead, Linda K. Blake, Daniel P. Camp and Raj B. Upadhyaya, respectively. The Company adopted Financial Accounting Standards Board, Share-Based Payment ("SFAS 123(R)") on May 1, 2006 in fiscal year 2007 and implemented the new standard utilizing the modified prospective application transition method. Accordingly, there was no compensation expense recorded for the fiscal 2006 stock option grants.

   (5) Represents the match and contributions to the Company's 401(k) plan made by the Company.

   (6) Represents bonus earned in conjunction with the Company's purchase of SMT Unlimited L.P. ("SMTU") in the amount of $51,812, $103,897 and $85,677 in fiscal 2007, 2006 and 2005, respectively.

                        GRANTS OF PLAN-BASED AWARDS TABLE

     There were no options or stock appreciation rights granted to Named Executive Officers of the Company in fiscal 2007.

               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

     The following table sets forth certain information with respect to each Named Executive Officer of the Company concerning the exercise of options during the fiscal year ended April 30, 2007, as well as any unexercised options held as of the end of such fiscal year. The Company has not granted any stock appreciation rights.


                                                 OPTION AWARDS                                   STOCK AWARDS
                      ------------------------------------------------------------------   -----------------------
                                                       EQUITY
                                                      INCENTIVE
                       NUMBER OF      NUMBER OF     PLAN AWARDS:                                          MARKET
                       SECURITIES     SECURITIES      NUMBER OF                             NUMBER OF    VALUE OF
                       UNDERLYING     UNDERLYING     SECURITIES                             SHARES OR    SHARES OR
                      UNEXERCISED    UNEXERCISED     UNDERLYING                             UNITS OF     UNITS OF
                        OPTIONS        OPTIONS       UNEXERCISED    OPTION                 STOCK THAT   STOCK THAT
                          (#)            (#)          UNEARNED     EXERCISE     OPTION      HAVE NOT     HAVE NOT
                      -----------   -------------      OPTIONS       PRICE    EXPIRATION     VESTED       VESTED
NAME                  EXERCISABLE   UNEXERCISABLE        (#)          ($)        DATE          (#)          ($)
----                  -----------   -------------   ------------   --------   ----------   ----------   ----------


Gary R. Fairhead....     30,000           --             --          9.17       9/15/15        --           --
Linda K. Blake......     12,068           --             --          2.20       2/12/12        --           --
                         25,000           --             --          9.17       9/15/15        --           --
Gregory A.
  Fairhead..........     29,150           --             --          2.20       2/12/12        --           --
                         27,500           --             --          9.17       9/15/15        --           --
Daniel P. Camp......     14,500           --             --          2.20       2/12/12        --           --
                         10,000           --             --          3.99       2/26/13        --           --
                         25,000           --             --          9.17       9/15/15        --           --
Raj B. Upadhyaya....     22,500           --             --          9.17       9/15/15        --           --

                                STOCK AWARDS
                      --------------------------------
                                             EQUITY
                                           INCENTIVE
                      EQUITY INCENTIVE    PLAN AWARDS:
                        PLAN AWARDS:       MARKET OR
                          NUMBER OF       PAYOUT VALUE
                          UNEARNED        OF UNEARNED
                        SHARES, UNITS    SHARES, UNITS
                          OR OTHER          OR OTHER
                         RIGHTS THAT      RIGHTS THAT
                          HAVE NOT          HAVE NOT
                           VESTED            VESTED
NAME                         (#)              ($)
----                  ----------------   -------------


Gary R. Fairhead....         --                --
Linda K. Blake......         --                --
                             --                --
Gregory A.
  Fairhead..........         --                --
                             --                --
Daniel P. Camp......         --                --
                             --                --
                             --                --
Raj B. Upadhyaya....         --                --


                    OPTIONS EXERCISES AND STOCK VESTED TABLE

     There were no options exercised or vesting of options during fiscal year ended April 30, 2007.

                             PENSION BENEFITS TABLE

     The table "PENSION BENEFITS" has been omitted because we have no compensation information to report in that table.

                    NONQUALIFIED DEFERRED COMPENSATION TABLE

     The table "NONQUALIFIED DEFERRED COMPENSATION" has been omitted because we have no compensation information to report in that table.

                           DIRECTOR COMPENSATION TABLE


                                                                                          CHANGE
                                                                                        IN PENSION
                                                                                         VALUE AND
                                                                                       NONQUALIFIED
                                                                        NON-EQUITY       DEFERRED
                      FEES EARNED OR                                  INCENTIVE PLAN   COMPENSATION     ALL OTHER
                       PAID IN CASH    STOCK AWARDS   OPTION AWARDS    COMPENSATION      EARNINGS     COMPENSATION    TOTAL
NAME                        ($)             ($)            ($)              ($)             ($)            ($)         ($)
----                  --------------   ------------   -------------   --------------   ------------   ------------   ------


Franklin D. Sove....      36,500            --              --              --              --             --        36,500
Thomas W. Rieck.....      41,250            --              --              --              --             --        41,250
John P. Chen........      28,750            --              --              --              --             --        28,750
Carl A. Zemenick....      28,750            --              --              --              --             --        28,750
Dilip S. Vyas.......      39,000            --              --              --              --             --        39,000

                      EQUITY COMPENSATION PLAN INFORMATION

     The following tables provides information as of the fiscal year ended April 30, 2007 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans, as detailed below:


                                                   (a)                 (b)                  (c)
                                                   ---                 ---                  ---
                                                                                         NUMBER OF
                                                                                         SECURITIES
                                                                                    REMAINING AVAILABLE
                                                NUMBER OF                           FOR FUTURE ISSUANCE
                                             SECURITIES TO BE                           UNDER EQUITY
                                               ISSUED UPON       WEIGHTED-AVERAGE    COMPENSATION PLANS
                                               EXERCISE OF      EXERCISE PRICE OF        (EXCLUDING
                                               OUTSTANDING         OUTSTANDING           SECURITIES
                                            OPTIONS, WARRANTS    OPTIONS,WARRANTS       REFLECTED IN
PLAN CATEGORY                                   AND RIGHTS          AND RIGHTS           COLUMN(a)
-------------                               -----------------   -----------------   -------------------


Equity compensation plans approved by
  security holders
--Employee Stock Option Plan 1993.........       183,149              $ 9.21                1,005
--Employee Stock Option Plan 2000.........        96,518              $ 2.71                    0
--Employee Stock Option Plan 2004.........       187,541              $ 8.88               52,459
--Director Stock Option Plan 2000.........         4,099              $ 3.69                    0
--Director Stock Option Plan 2004.........        60,000              $10.08                    0
                                                 -------              ------               ------
Equity compensation plans not approved by
  Security holders........................             *                   *                    *
                                                 -------              ------               ------
  Total...................................       531,307                                   53,464


--------

*    Not applicable.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     The Company adopted an Amended and Restated Change-in-Control Severance Payment Plan on May 30, 2002 (the "CIC Plan"), which covers Named Executive Officers and certain other officers of the Company (each a "CIC Participant"). Under the terms of the CIC Plan, each CIC Participant is entitled to the payment of severance pay in the event such CIC Participant's employment with the Company is involuntarily terminated within twenty-four months of a change of control of the Company.

     In general, for purposes of the CIC Plan, a change of control will be deemed to have occurred when (a) any entity, person or group other than Cyrus Tang or his affiliates, acquires more than thirty percent of the outstanding stock entitled to vote for directors of the Company, (b) as a result of or in connection with certain corporate transactions identified in the CIC Plan, the identity of a majority of the members of the Board of Directors immediately before such transaction changes immediately after the transaction, (c) the merger, consolidation, or share exchange of the Company, or (d) a sale of all or substantially all of the Company's assets. In general, a CIC Participant's employment will be deemed to have been involuntarily terminated under the CIC Plan, in the event of such employee's termination by the Company for a reason other than (w) for cause (as defined in the Plan), (x) death, (y) disability, or
(z) that employee's voluntary retirement or resignation except on account of the reasons set forth in the agreement (which in general would result in a constructive discharge).

     Disputes concerning the CIC Plan and benefits under the CIC Plan are subject to arbitration.

     The CIC Plan provides for automatic reduction of the amounts to be paid out under the plan in the event such amounts would constitute "parachute payments" under the Internal Revenue Code. Payments under the CIC Plan are also subject to an aggregate cap equal to 15% of the market value of the Company's outstanding capital stock on such date in the event the employment of one or more of the CIC Participants is terminated voluntarily or involuntarily within seven days after the change-in-control.

POTENTIAL SEVERANCE PAYMENTS UPON CHANGE-IN-CONTROL

     The following table describes approximate potential severance payments under the CIC Plan to which the Named Executive Officers would be entitled upon change-in-control of the Company, assuming that the change in control of the Company occurred on April 30, 2007 and that our common stock is valued at $9.44, which was the closing market price for our common stock on April 30, 2007. The actual amount of payments can only be determined at the time of a change-in-control and will vary from the estimated amounts in the table below.


                                        GARY R.   GREGORY A.   LINDA K.   DANIEL P.     RAJ B.
                                       FAIRHEAD    FAIRHEAD      BLAKE       CAMP     UPADHYAYA
                                       --------   ----------   --------   ---------   ---------


Change In Control Payment............  $868,608    $877,732    $515,310    $477,713    $307,519


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee during the 2007 fiscal year was comprised of Messrs. Chen, Rieck, and Zemenick. None of the members of the Compensation Committee has ever been an officer or employee of the Company. No Compensation Committee interlocking relationships exist as to Messrs. Chen, Rieck and Zemenick.

                          REPORT OF THE AUDIT COMMITTEE

     The functions of the Audit Committee include: (1) selection, evaluation, and where appropriate, replacement of the independent accountants; (2) pre-approval of audit and permitted non-audit services to be performed by the independent accountants; (3) review of the scope of the audit; (4) reviewing, with the independent accountants, the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company, (5) reviewing the final report of the independent accountants (6) reviewing accounting controls, and (7) being available to the independent accountants and management for consultation purposes. The Audit Committee is comprised of three members Messrs. Rieck, Sove (Chairman) and Vyas. The Board of Directors has determined that each of the members is independent as defined by the rules of the Securities and Exchange Commission and under the Nasdaq Stock Market Inc. listing standards. Mr. Rieck has been determined to be an Audit Committee financial expert as defined in Item 401 of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is accessible at the Company's web site, www.sigmatronintl.com.

     The Audit Committee has reviewed, and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No 61 (Codification of Statements on Auditing Standards, AU sec. 380) as the same has been modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No 1 as the same has been modified or supplemented, and has discussed with the independent accountants the independent accountants' independence. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

THIS REPORT IS SUBMITTED BY THE MEMBERS OF THE COMMITTEE.

                                        Franklin D. Sove (Chairman)
                                        Thomas W. Rieck
                                        Dilip S. Vyas

STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from May 2003 through April 2007 with the cumulative total return on (i) a group consisting of the Company's peer corporations on a line-of-business (the "Peer Group") and (ii) the Nasdaq Composite Index (Total Return). The comparison assumes $100 was invested on May 1, 2002 in the Company's Common Stock, the Peer Group (allocated equally among each of the Peer Group members), and the Nasdaq Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of IEC Electronics Corp., Nortech Systems Inc., SMTEK International, Inc. (included through 2004; acquired by CTS Corp in 2005), and Simclar Inc. (formerly known as Techdyne, Inc.)

     Comparison of five year cumulative total among SigmaTron International, Inc., the Peer Group, and the Nasdaq Composite Index (Total Return).

                 COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

                               (PERFORMANCE GRAPH)

                          TOTAL RETURN TO SHAREHOLDERS
                      (INCLUDES REINVESTMENT OF DIVIDENDS)


----------------------------------------------------------------------------
                                     ANNUAL RETURN PERCENTAGE
                                           YEARS ENDING
                      ------------------------------------------------------
  COMPANY
NAME/INDEX              APR 03     APR 04     APR 05     APR 06     APR 07
----------------------------------------------------------------------------


 SIGMATRON
 INTERNATIONAL INC       68.62      75.83       6.13     (11.46)    (0.65)
  --------------------------------------------------------------------------
 NASDAQ INDEX           (12.68)     30.82       0.33      21.41      9.08
  --------------------------------------------------------------------------
 PEER GROUP             (35.62)    118.60     (10.70)     22.61     41.92
  --------------------------------------------------------------------------




---------------------------------------------------------------------------------------
                                               INDEXED RETURNS
                                                YEARS ENDING
                      -----------------------------------------------------------------
                         BASE
                        PERIOD
 COMPANY NAME/INDEX     APR 02     APR 03     APR 04     APR 05     APR 06     APR 07
---------------------------------------------------------------------------------------

SIGMATRON
 INTERNATIONAL INC       100       168.62     296.48     314.66     278.59     276.77
---------------------------------------------------------------------------------------
NASDAQ INDEX             100        87.32     114.24     114.61     139.16     151.79
---------------------------------------------------------------------------------------
PEER GROUP               100        64.38     140.73     125.67     154.08     218.67
---------------------------------------------------------------------------------------





PEER GROUP COMPANIES
--------------------


IEC ELECTRONICS CORP
NORTECH SYSTEMS INC
SIMCLAR INC (Formerly known as Techdyne, Inc.)
SMTEK INTERNATIONAL INC (Included through 2004 Acquired by CTS Corp in 2005)

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     Following is the 2007 Compensation Discussion and Analysis, which is a discussion of the Company's executive compensation programs and policies written from the perspective of how the Compensation Committee and management view and use such policies and programs. Given the Compensation Committee's role in providing oversight to the design of those programs and policies, and in making specific compensation decisions for Named Executive Officers (those individuals identified in the Summary Compensation Table on page 8) and other key employees using those policies and programs, the Compensation Committee initiated preparation of the Compensation Discussion and Analysis, reviewing successive drafts of the document, and then participated with management in finalizing the document. After the Committee discussed the Compensation Discussion and Analysis with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                                        Thomas W. Rieck (Chairman)
                                        John Chen
                                        Carl Zemenick

                    2007 COMPENSATION DISCUSSION AND ANALYSIS

     General Philosophy. We compensate our Named Executive Officers primarily through a combination of base salary and bonus and, secondarily, depending upon availability, equity compensation, in an effort to be competitive with comparable employers and, at the same time, to align management's incentives with the long-term interests of our stockholders. At the senior-most levels, incentive compensation is heavily-weighted on Company-wide performance based primarily upon a return on invested assets. At lower levels, incentive compensation is to reward the achievement of specific operational goals within areas under the control of the relevant employees, although Company-wide performance is also a factor.

     Base Salaries. We attempt to set salaries competitive with salaries paid to executives with similar responsibilities at comparable electronic manufacturing service companies. We make some industry-related comparisons including companies referenced on the Stock Price Performance Graph on page 13; we do not presently use any other market data, nor do we presently engage any compensation specialists. We are mindful of the differing levels of competition for employees in our various geographic locations. Company-wide cost-of-living increases are generally made annually.

     Bonuses. We award performance bonuses based primarily upon overall Company performance, on specific location performance, and on individual performance. The performance bonus is entirely discretionary. There are no specific performance objectives other than to continuously increase Company profitability. Our wide geographic footprint, the relatively new start-up operations in China, Tijuana and Hayward, and fluctuating profitability (for various reasons) make it difficult to establish Company-wide specific performance objectives at this time. The Company informally refers to a return on invested assets benchmark when considering performance bonuses, the general concept being that performance bonuses should only be awarded after stockholder value has been enhanced. When in our opinion performance bonuses haven't been earned we sometimes award a retention payment to retain and incentivize key employees who we believe are integral to the Company's success. We usually require that such a retention payment be repaid in the event the key employee voluntary terminates employment within a period of time after receipt of the award.

     Equity Compensation. Historically, we have awarded qualified stock options across-the-board to Company employees after fiscal year end. As of April 30, 2007, there are only 53,464 options available to grant. At the present time the Company is not planning to increase the number of options available to grant. These options are generally used for two purposes: first, they are informally reserved for award to new higher-level employees in an effort to induce them to join the Company and to immediately align their interests with those of the stockholders; and second, when available, options are granted to key employees as incentive compensation based upon their salary level, performance, potential and impact on Company performance. The exercise price of all options granted by the Company in the 2007 fiscal year has been the closing price of the Company's stock on the date of grant, and fair market value is based upon that price. The timing of the grants is not coordinated with the release of material non-public information. Those option grants customarily vest incrementally over a three to five year period. The

Company adopted SFAS 123(R) on May 1, 2006 and implemented the new accounting standard for stock options utilizing the modified prospective application transition method. As of April 30, 2007, there was approximately $68,500 of unrecognized compensation cost related to the Company's stock option plans. This compensation cost is being amortized over a three year period on a straight line basis.

     Other Benefits. Named Executive Officers participates in the Company's other benefit plans on the same terms as other employees. These plans include group medical and dental insurance, voluntary life and disability insurance, and a 401(k) plan, to which the Company annually matches employee contributions to $300 per employee. Relocation and other benefits are individually negotiated when they occur.

     Change in Control Severance Payment Plan. The Company adopted an Amended and Restated Change-in-Control Severance Payment Plan on May 30, 2002 (the "CIC Plan"), which covers Named Executive Officers and certain other offices of the Company. The CIC Plan is described in detail elsewhere in this Proxy Statement. Relative to the overall value of the Company, these potential change in control benefits are relatively minor and are capped as a group. We believe that the benefits under the CIC Plan are consistent with the general practice among comparable employers, although we have not conducted a study to confirm this.

     Board Process. The President and Chief Executive Officer meets periodically with the Compensation Committee throughout the year on various compensation issues. The President and Chief Executive Officer, keeping in mind the Company's compensation philosophy and practice, makes the initial bonus and stock option, if any, and other benefit change recommendations to the Compensation Committee. Thereafter the Compensation Committee meets to review the recommendations, separately and with the President and Chief Executive Officer. The Compensation Committee makes the recommendation for the President and Chief Executive Officer based upon the philosophy described above. After further deliberation, the Compensation Committee thereafter submits its recommendations of the proposed compensation and other awards to officers and other key employees to the entire Board of Directors which makes the final decision on all compensation issues except for stock options, which, until May 1, 2007, was the exclusive decision of the Committee. On May 1, 2007, the Board adopted the Compensation Committee Charter (accessible on the Company's website www.sigmatronintl.com) which provides that the Compensation Committee will recommend stock option awards to the entire Board, which will make the final decision on all compensation issues.

COMPENSATION OF NAMED EXECUTIVES.

     President and Chief Executive Officer -- Mr. Fairhead has been President and Chief Executive Officer of the Company since its inception in 1990. His total 2007 fiscal year compensation of $188,213 increased by 3.7% from the 2006 fiscal year solely for a cost-of-living increase similar to the increase granted to most Company employees. The Committee has recommended that Mr. Fairhead not be awarded a performance or retention bonus for fiscal years 2006 and 2007, based on the performance of the Company consistent with Mr. Fairhead's and the Company's pay for performance policy. Notwithstanding the non-payment of a bonus, Mr. Fairhead remains committed to the Company's long-term prospects and success.

     Chief Financial Officer -- Ms. Blake has been Chief Financial Officer of the Company since 1994. Her total 2007 fiscal year compensation of $162,710 increased by 27.5% from the 2006 fiscal year. Her base salary in fiscal 2007 increased 4.1% solely for a cost-of-living increase similar to the increase granted to most Company employees. The Committee has recommended that Ms. Blake be awarded a discretionary retention payment of $30,000 in fiscal 2007, primarily as a result of additional responsibilities as a result of Sarbanes-Oxley compliance and the acquisition of Able Electronics Corp. ("Able").

     Executive Vice President -- Operations -- Mr. Gregory A. Fairhead joined the Company in 1991 in charge of manufacturing, and is now Executive Vice President -- Operations, with primary responsibility for operations in Acuna, Mexico and Elk Grove Village, Illinois. His total 2007 fiscal year compensation of $219,934 increased by 3% from the 2006 fiscal year. His base salary in fiscal 2007 increased approximately 3.7% solely for a cost-of-living increase similar to the increase granted to most Company employees. The Committee has recommended that Mr. Fairhead be awarded a discretionary retention payment of $40,000 in fiscal 2007 because of the success of the operating units for which Mr. Gregory Fairhead is primarily responsible.

     Executive Vice President -- Hayward Operations -- Mr. Upadhyaya was an officer of the Company's former affiliate, SMTU, located in Fremont, California. After the remaining minority interest in SMTU was acquired by the

Company and SMTU was liquidated in late 2004, Mr. Upadhyaya became Executive Vice President of Fremont Operations. After the Able acquisition and consolidation of the Fremont and Hayward operations into a single location in Hayward, California, Mr. Upadhyaya became Executive Vice President of Hayward and Tijuana Operations. His total 2007 fiscal year compensation of $259,530 decreased by 18.7% from the 2006 fiscal year. Mr. Upadhyaya's total compensation in fiscal years 2005, 2006 and 2007 included a bonus in conjunction with SMTU. The SMTU bonus was greater in 2006 compared to 2007, resulting in a decrease in total compensation for 2007. Mr. Upadhyaya's base salary in fiscal 2007 increased 14.7% in an effort to bring his salary consistent with salary levels for executives with similar responsibilities in the Silicon Valley and for cost-of-living increase similar to the increase granted to most Company employees. The Committee has recommended that Mr. Upadhyaya be awarded a discretionary retention payment of $30,000 in fiscal 2007 because of the increased responsibilities for both the Hayward and Tijuana locations.

     Vice President -- China Operations -- Daniel P. Camp. Mr. Camp joined the Company as Director of Operations, Mexico, in 1994, and is now Vice President - China Operations. His total 2007 fiscal year compensation of $183,406 increased by 9.1% from the 2006 fiscal year. His base salary in fiscal 2007 increased 3.6% for a cost-of-living increase similar to the increase granted to most Company employees. The Committee has recommended Mr. Camp be awarded a discretionary retention payment of $30,000 in fiscal 2007 because of the success of the operating unit for which he is responsible.

                              CERTAIN TRANSACTIONS

     There are no reportable related party transactions.

RELATED PERSON TRANSACTION POLICY

     The Board has adopted a written policy addressing the Company's procedures with respect to the review, approval and ratification of "Related Person Transactions" that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Related Person includes any of an Executive Officer (as defined in Item 404(a)), director, a nominee for director, a beneficial owner of more than 5% of any class of voting securities of the Company, and with respect to each of them, their immediate family members. Related Person Transaction means any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person has or will have a direct or indirect material interest.

     To identify Related Person Transactions, each year the Company requires its Executive Officers, directors and nominees to complete an annual questionnaire which seeks information relating to any potential Related Person Transaction involving themselves and their immediate family members that are known to them. The Audit Committee will evaluate identified Related Person Transactions, which will be approved or ratified (i) by the Audit Committee or (ii) if the Audit Committee determines that the approval or ratification should be considered by all of the disinterested directors, by a majority vote of the disinterested directors. In its review of Related Person Transactions, the Audit Committee or the disinterested directors will consider all factors that they believe are relevant to the Related Person Transaction, including the following: (i) the nature and extent of the Company's participation in the transaction; (ii) the size of the transaction and the amount payable to the Related Person; (iii) the nature of the interest of the Related Person in the transaction; (iv) whether the transaction involves a conflict of interest or the appearance of a conflict of interest; and (v) whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

                                  MISCELLANEOUS

     The Company's 2007 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

     All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF STOCKHOLDERS

     In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company's 2008 Annual Meeting of Stockholders must be received by the Secretary of the Company before April 17, 2008 in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2008 Annual Meeting.

     Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. The stockholder must comply with the procedures specified by the Company's by-laws which require all stockholders who intend to make proposals at an annual stockholders meeting to send a proper notice which is received by the Secretary not less than 120 or more than 150 days prior to the first anniversary of the date of the Company's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders; provided, that if no annual meeting of stockholders or election by consent was held in the previous year, or if the date of the annual meeting has been changed from the previous year's meeting, a proposal must be received by the Secretary within 10 days after the Company has publicly disclosed the date of such meeting.

     The Company currently anticipates the 2008 Annual Meeting of stockholders will be held September 19, 2008.

     The by-laws also provide that nominations for director may only be made by or at the direction of the Board of Directors or by a stockholder entitled to vote who sends a proper notice which is received by the Secretary no less than 60 or more than 90 days prior to the meeting; provided, however, that if the Company has not publicly disclosed the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder if received by the Secretary no later than the close of business on the 10th day following the day on which the Company publicly disclosed the meeting date.

     Some brokers and other nominee record holders may be participating in the practice of "householding" corporate communications to stockholders, such as proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this proxy statement to you if you call or write us at the following address or phone number: SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois 60007,
Telephone: (800) 700-9095. If you want to receive separate copies of our corporate communications to stockholders such as proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee record holders, or you may contact the Company at the above address and phone number.

                                        By order of the Board of Directors


                                        LINDA K. BLAKE
                                        Secretary

Dated: August 15, 2007

                          SIGMATRON INTERNATIONAL, INC.

                               2201 LANDMEIER ROAD
                           ELK GROVE VILLAGE, IL 60007

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary R. Fairhead, Linda K. Blake and Henry
J. Underwood, and each of them, with full power of substitution, as attorneys and proxies to represent the undersigned at the 2007 Annual Meeting of Stockholders of SIGMATRON INTERNATIONAL, INC. (the "Company") to be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois at 10:00 a.m. local time, on Friday, September 21, 2007 or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                          SIGMATRON INTERNATIONAL, INC.

                               SEPTEMBER 21, 2007

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                            "FOR" PROPOSALS 2 AND 3.
         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]
--------------------------------------------------------------------------------




1.  Election of                                                                   FOR   AGAIN-  ABSTA-
  Directors:                                                                              ST      IN
[ ]  FOR ALL      NOMINEES:                          2. PROPOSAL TO RATIFY THE    [ ]     [ ]     [ ]
     NOMINEES      John P. Chen                         SELECTION OF BDO
[ ]  WITHHOLD      Carl A. Zemenick                     SEIDMAN, LLP AS
     AUTHORITY                                          INDEPENDENT AUDITORS
     FOR ALL
     NOMINEES                                        3. IN THEIR DISCRETION,      [ ]     [ ]     [ ]
[ ]  FOR ALL                                            ON SUCH OTHER MATTERS
     EXCEPT                                             AS MAY PROPERLY COME
     (See                                               BEFORE THE MEETING
     instruc-                                           (which the Board of
     tions                                              Directors does not
     below)                                             know of prior to
                                                        August 15, 2007)



                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                                                     IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                     STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
                                                     WILL BE VOTED FOR THE ELECTION OF THE NOMINEES
                                                     FOR DIRECTORS AND FOR THE RATIFICATION OF THE
                                                     SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT
                                                     AUDITORS, AND WILL CONFER THE AUTHORITY IN
                                                     PARAGRAPH 3.

INSTRUCTION: To withhold authority to vote for any   RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF
             individual nominee(s), mark "FOR ALL    THE MEETING AND PROXY STATEMENT DATED AUGUST 15,
             EXCEPT" and fill in the circle next to  2007 AS WELL AS A COPY OF THE 2007 ANNUAL REPORT
             each nominee you wish to withhold, as   TO STOCKHOLDERS.
             shown here:


---------------------------------------------------
                                                     PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE
                                                     ENCLOSED ENVELOPE.

---------------------------------------------------
 To change the address on your account,        [ ]
 please check the box at right and indicate
 your new address in the address space
 above. Please note that changes to the
 registered name(s) on the account may not
 be submitted via this method.


---------------------------------------------------





                          ---------------
                                                  --------
                                                                                       ---------------
                                                                                                               --------


Signature of Stockholder                   Date:             Signature of Stockholder                   Date:
                          ---------------
                                                  --------
                                                                                       ---------------
                                                                                                               --------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.